 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



Form 8-K



CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):

August 19, 1997



AMERICAN TIRE CORPORATION
----------------------------
(Exact name of registrant as specified in its charter)


          NEVADA                    33-94318-C             87-0535207
---------------------------- -----------------------  --------------------
(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



1643 Nevada Highway, Boulder City, Nevada  89005
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(Address of principal executive office)



Registrant's telephone number, including area code: (702) 293-1930
                                                    --------------

446 West Lake Avenue, Ravenna, Ohio  44266
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 (Former name or former address, if changed since last report)










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ITEM 5.  OTHER EVENTS


     On August 19, 1997, the Registrant entered into an agreement with a principal shareholder and former officer and director, Dennis S. Chrobak ("Chrobak"), to resolve all disputes between them relating to Chrobak's employment and ownership interest in the Registrant. In connection therewith the Registrant has agreed to pay Chrobak:

     1. $80,000, the amount of Chrobak's accrued salary under his employment agreement, which amount represents the aggregate amount of Chrobak's monthly employment compensation for the period from October 1996 through May 1997;

     2. $30,000, towards the recission and cancellation of an October 1996 transaction between the Registrant and Chrobak, wherein the Registrant had issued to Chrobak 15,000 shares of the Registrant's common stock in exchange for cancellation of a promissory note from the Registrant to Mr. Chrobak in the principal amount of $30,000; and

     3. $200,000, towards the purchase and cancellation of 1,255,000 shares of the Registrant's common stock beneficially owned by Chrobak (the "Chrobak Shares"). The Chrobak Shares had been issued to Chrobak in February 1995 in connection with the organization of the Registrant. The Registrant has agreed pay Chrobak $10,000 per month for 20 consecutive months beginning September 1, 1997.

     On August 19, 1997, the Registrant had 4,567,248 shares of its common stock issued and outstanding. After giving effect to the cancellation of the 1,270,000 shares of common stock pursuant to the above transaction, the Company will have 3,297,248 shares of common stock outstanding.


 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                          AMERICAN TIRE CORPORATION



Date:     August 27, 1997                     /S/Richard A. Steinke